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         American Century Mutual Funds, Inc.
                Exhibit 77O


Fund       Issuer                        Ticker       Principal Amount (US$)  Principal Amount (Foreign$)

FUNDEQ     Bank of China LTD             3988.HK            $ 9,724,466,799          HKD 75,427,340,500.00
FUNDEQ     China Blue Chemical Ltd.      3983.HK            $ 341,735,399            HKD 2,660,000,000.00
FUNDEQ     Industrial & Commercial Bank o1398.HK            $ 7,887,165              HKD    61,400,000.00

Fund       Issuer                        Ticker       Amount Purchased (US$)          Amount Purchased (Foreign$)

FUNDEQ     Bank of China LTD             3988.HK      $        132,641.59                  HKD 1,028,827.86
FUNDEQ     China Blue Chemical Ltd.      3983.HK      $        123,268.84                  HKD 959,500.00
FUNDEQ     Industrial & Commercial Bank o1398.HK - Hon$ Kong   799,749.71                  HKD 10,416,902.71

Fund       Issuer                        Ticker            Trade Date       Price                           Price-Foreign

FUNDEQ     Bank of China LTD             3988.HK           5/25/2006                                $0.3803         HKD 2.95
FUNDEQ     China Blue Chemical Ltd.      3983.HK           9/22/2006                                $0.2441         HKD 1.90
FUNDEQ     Industrial & Commercial Bank o1398.HK          10/20/2006                                $0.3944         HKD 3.07

Fund       Issuer                        Ticker       Underwriting Spread              Currency          Underwriting Spread (US$)

FUNDEQ     Bank of China LTD             3988.HK                     2.500%               HKD                         $0.010
FUNDEQ     China Blue Chemical Ltd.      3983.HK                     3.500%               HKD                         $0.009
FUNDEQ     Industrial & Commercial Bank o1398.HK   Hong Kong         2.502%               HKD                         $0.010
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